Media Contact: Investor Contact:
Jessica Stejskal | SVP MarketingJustin Horstman | Director of Investor Relations
jessica.stejskal@bwbmn.com | 952.893.6860justin.horstman@bwbmn.com | 952.542-5169

July 8, 2021

Bridgewater Bancshares, Inc. Completes Private Placement of

$30.0 Million of 3.25% Fixed-to-Floating Rate Subordinated Notes

St. Louis Park, MN – Bridgewater Bancshares, Inc. (Nasdaq: BWB) (the Company), the parent company of Bridgewater Bank, today announced the completion of a private placement of $30.0 million in aggregate principal amount of 3.25% fixed-to-floating rate subordinated notes due 2031 (the Notes). The Company intends to use the net proceeds of the private placement for general corporate purposes, including support for organic growth plans, support for bank level capital ratios and possible redemption or repurchase of currently outstanding indebtedness.

The Notes will initially bear interest at a rate of 3.25% per annum from July 8, 2021 to July 15, 2026, with interest during this period payable semi-annually in arrears. From July 15, 2026 to the stated maturity date or early redemption date, the interest rate will be reset quarterly to an annual floating rate equal to the then current three-month term Secured Overnight Financing Rate (SOFR) plus 252 basis points, with interest during this period payable quarterly in arrears. The Notes are redeemable by the Company, in whole or in part, on or after July 15, 2026, and at any time upon the occurrence of certain events. The Notes have been structured to qualify as Tier 2 capital for the Company for regulatory capital purposes.

Piper Sandler & Co. acted as placement agent for the Notes offering. Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel to the Company.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Bridgewater
Bridgewater Bancshares, Inc. (Nasdaq: BWB) is a St. Louis Park, Minnesota-based financial holding company. Bridgewater’s primary banking subsidiary, Bridgewater Bank, is a premier, full-service Twin Cities bank dedicated to serving the diverse needs of commercial real estate investors, entrepreneurs, business clients and high-net-worth individuals. By pairing a range of deposit, lending and business services solutions with a responsive service model, Bridgewater has seen continuous growth and profitability. With total assets of $3.1 billion and seven branches as of March 31, 2021, Bridgewater is considered one of the largest locally led banks in the State of Minnesota, and has received numerous awards for its growth, banking services and esteemed corporate culture.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including but not limited to statements about the anticipated use of net proceeds from the offering and other matters. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this Report are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this Report. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.